As filed with the Securities and Exchange Commission on August 17, 2007
     Registration No. 333-132673

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Deutsche Bank Aktiengesellschaft
(Exact Name of Registrant as Specified in Its Charter)

GERMANY (State or Other Jurisdiction of Incorporation or Organization)	NOT APPLICABLE (I.R.S. Employer Identification Number)
Taunusanlage 12
60325 Frankfurt am Main
Germany
011-49-69-910-00
(Address of Registrant’s Principal Executive Offices)
Deutsche Bank Share Scheme
Deutsche Bank Restricted Equity Units Plan
Deutsche Bank Equity Plan
(Full Title of the Plan)

Peter Sturzinger
Deutsche Bank Americas, c/o Office of the Secretary
60 Wall Street
New York, New York 10005
(212) 250-2500
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Robert J. Raymond, Esq. Cleary, Gottlieb, Steen & Hamilton One Liberty Plaza New York, NY 10006 (212) 225-2000	Legal Department Deutsche Bank Aktiengesellschaft Taunusanlage 12 60325 Frankfurt am Main Germany 011-49-69-910-00

     The purpose of this Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statement on Form S-8 (Registration No. 333-132673) is to amend the Registration Statement to reflect that, for grants in February 2007 and thereafter, (i) grants that previously would have been made under the Deutsche Bank Share Scheme (the “Share Scheme”) and the Deutsche Bank Restricted Equity Units Plan (the “REU Plan”) will be made pursuant to the Deutsche Bank Equity Plan (the “Equity Plan”) and (ii) the plan rules for the Share Scheme and the REU Plan have been amended, restated and consolidated into the Equity Plan Plan Rules, which are filed herewith as Exhibit 4.8. Grants under the Share Scheme and REU Plan prior to February 2007 remain governed by the previously applicable plan rules. Pursuant to the plans, certain employees of Deutsche Bank AG (the “Registrant”) and its subsidiaries are granted the right to receive ordinary shares, no par value, of the Registrant, subject to the satisfaction of applicable vesting conditions.
Item 8. Exhibits.
     The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):
4.1	English Translation of Articles of Association of Deutsche Bank Aktiengesellschaft

4.8	Deutsche Bank Equity Plan Plan Rules

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frankfurt, Germany on the 17th day of August, 2007.

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	*/s/ Dr. Josef Ackermann
Dr. Josef Ackermann
Chairman of the Management Board

/s/ Anthony DiIorio

Anthony DiIorio
Member of the Management Board
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of August, 2007.

Signature	Title

Principal Executive Officer

*/s/ Dr. Josef Ackermann	Chairman of the Management Board
Dr. Josef Ackermann

Principal Financial Officer

/s/ Anthony DiIorio	Chief Financial Officer and
Anthony DiIorio	Member of the Management Board

/s/ Hugo Banziger	Member of the Management Board
Dr. Hugo Banziger

*/s/ Hermann-Josef Lamberti	Member of the Management Board
Hermann-Josef Lamberti

Principal Accounting Officer

/s/ Martin Edelmann	Chief Accounting Officer
Martin Edelmann

Authorized Representative in the United States:

/s/ Peter Sturzinger
Peter Sturzinger

* By the following, acting jointly, as attorneys-in-fact

/s/ Mathias Otto
Dr. Mathias Otto, as attorney-in-fact

/s/ Joseph C. Kopec
Joseph C. Kopec, as attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing	Page

4.1	English Translation of Articles of Association of Deutsche Bank Aktiengesellschaft	Incorporated by reference to Exhibit 4.10 to Post-Effective Amendment No. 1, filed on July 12, 2007, to the Registrant’s Registration Statement on Form F-3 (No. 333-137902)	--

4.8	Deutsche Bank Equity Plan Plan Rules	Filed herewith	1-11

5